Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:
Hanif Jamal	Kirsten Garvin
Chief Financial Officer	Director of Investor Relations
Tel: 760-931-5500	Tel: 760-476-3811
Email: investors@dothill.com	Email: kirsten.garvin@dothill.com
Dot Hill Reports Fourth Quarter and Full Year 2006 Results
CARLSBAD, Calif. — February 22, 2007 — Dot Hill Systems Corp. (NASDAQ:HILL) today announced financial results for the fourth quarter and full year ended December 31, 2006. For the fourth quarter of 2006 net revenue was $59.4 million, as compared to $56.3 million for the fourth quarter of 2005 and $54.8 million for the third quarter of 2006. Net loss for the fourth quarter of 2006 was $9.1 million, or $0.20 per fully diluted share. This compares to fourth quarter 2005 net income of $22.5 million, or $0.49 per fully diluted share, and a third quarter 2006 net loss of $60.1 million, or $1.34 per fully diluted share.
Excluding the effect of foreign income tax expense related to a legal settlement with Crossroads Systems, non-GAAP net loss for the fourth quarter 2006 would have been $8.6 million, or $0.19 per fully diluted share. This compares to a fourth quarter 2005 non-GAAP net loss of $2.8 million, or $0.06 per fully diluted share, which excluded the effect of a U.S. deferred tax asset valuation allowance adjustment and a third quarter 2006 non-GAAP net loss of $7.6 million, or $0.17 per fully diluted share, which excluded the effect of a U.S. deferred tax asset valuation allowance adjustment and a revision to the effective income tax rate.
During the fourth quarter of 2005, the company eliminated its valuation allowance associated with its U.S. deferred tax assets, and consequently recorded a $25.2 million tax benefit. During the third quarter of 2006, the company re-established a valuation allowance for its U.S. deferred tax assets and revised its effective tax rate for fiscal 2006 resulting in a tax charge of $52.5 million.
For the full year 2006, net revenue was $239.2 million, as compared to $233.8 million for the full year 2005. The company realized a total net loss for the year 2006 of $80.8 million, or $1.80 per fully diluted share, as compared to 2005 net income of $26.6 million, or $0.58 per fully diluted share.
Excluding the effects of the consulting agreement with the company’s former chief executive officer, the acceleration of vesting of the company’s former chief executive officer’s stock options in connection with the consulting agreement, the Crossroads Systems legal settlement and related tax effects, revisions to the company’s effective income tax rate, and adjustments to U.S. deferred tax asset valuation allowance, the company realized a non-GAAP net loss for the full year 2006 of $27.6 million, or $0.62 per fully diluted share, as compared to 2005 full year non-GAAP net income of $1.4 million, or $0.03 per fully diluted share, which excluded the effect of adjustments to U.S. deferred tax asset valuation allowance.
Please see the table included at the end of this press release for a reconciliation of non-GAAP financial results to GAAP financial results. See also the paragraph “About Non-GAAP Financial Measures” below.
Gross margin for the fourth quarter of 2006 was 7.9 percent as compared to fourth quarter 2005 gross margin of 21.0 percent and third quarter 2006 gross margin of 12.8 percent. The decrease in gross margin percentage can be attributed principally to the increased proportion of the company’s 2730 storage product, which is currently shipping at negative margins in the company’s overall product mix. The company expects margins to improve as it transitions a portion of its manufacturing to its new supply chain partners.

For the full year 2006, gross margin was 15.3 percent as compared to 2005 full year gross margin of 22.9 percent. Approximately one half of the year-over-year decline in gross margin percentage can be attributed to the increased proportion of the 2730 product in the company’s overall product mix, with the remaining decline due primarily to overhead and new product introduction expenses associated with other products that were readied for production during the year.
“As I reflect back on 2006, I am encouraged by the progress we made on many fronts that laid the foundation for our return to acceptable operating margins and profitability,” said Dana Kammersgard, president and chief executive officer of Dot Hill. “I am pleased, for example, that we successfully launched our 2730 product which is now shipping to 14 OEM partners. We resolved some very difficult technical complexities that are still plaguing others in the industry. In the fourth quarter of 2006, we shipped 1,673 units of the 2730 product, which represented 16 percent of our total revenue — strong evidence of progress in revenue diversification. While gross margins were low, we expected this and we believe that they bottomed out last quarter and will incrementally improve throughout 2007. In addition, we laid the groundwork last year for our announcement today of a new supply chain model based on our partnership with MiTAC International Corp. and SYNNEX Corp. that we expect will yield substantially better product margins later this year.
“Looking forward to 2007, we are continuing our keen focus on transitioning our supply chain to our new partners and reducing product cost of goods, adding more OEM customers to our portfolio to further diversify our revenues, aggressively managing our operating expenses as evidenced last quarter and launching new, higher margin products based on our proprietary R/Evolution architecture.”
“The company finished 2006 with cash, cash equivalents and short-term investments totaling $99.7 million, as compared to the third quarter 2006 ending balance of $108.5 million,” said Hanif Jamal, Dot Hill’s chief financial officer. “For the first quarter of 2007, we have set our financial guidance in the range of $46 to $49 million for net revenue and a net loss per share in the range of $0.20 to $0.23 on a fully diluted basis.”
Dot Hill is still completing its review of its fourth quarter 2006 financial results and its audit of its full year 2006 financial statements. While Dot Hill does not anticipate any changes to the financial results reported in this press release, it is possible that the financial results included in Dot Hill’s Annual Report on Form 10-K for the year ended December 31, 2006 may differ from those reported herein.
Dot Hill’s fourth quarter 2006 financial results conference call is scheduled to take place on February 22, 2007 at 4:30 p.m. ET. Please join us for a live audio webcast at www.dothill.com in the Investor Relations section. If you prefer to join via telephone, please dial 877-407-8035 (U.S.) or 201-689-8035 (International) at least five minutes prior to the start of the call. A replay of the webcast will be available on the Dot Hill web site following the conference call. For a telephone replay, dial 877-660-6853 (U.S.) or 201-612-7415 (International) and enter passcode 231547.
About Non-GAAP Financial Measures
This press release contains financial results that exclude the effects of the consulting agreement with the company’s former chief executive officer, the acceleration of vesting of the company’s former chief executive officer’s stock options in connection with the consulting agreement, the Crossroads Systems legal settlement and related tax effects, revisions to the company’s effective income tax rate and adjustments to U.S. deferred tax asset valuation allowances and are not in accordance with GAAP. The company believes that this non-GAAP financial measure provides meaningful supplemental information to both management and investors that is indicative of the company’s core operating results and facilitates comparison of operating results across reporting periods. The company used this non-GAAP measure when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. This non-GAAP measure should not be viewed in isolation from or as a substitute for the company’s financial results in accordance with GAAP. For more information, please see the table included at the end of this release.
About Dot Hill
Delivering innovative technology and global support, Dot Hill empowers the OEM community to bring unique storage solutions to market, quickly, easily and cost-effectively. Offering high performance and industry-leading uptime, Dot Hill’s RAID technology is the foundation for best-in-class storage solutions offering enterprise-class security, availability and data protection. The company’s products are in use today by the world’s leading service and equipment providers, common carriers, advanced technology and telecommunications companies as well as government agencies. Dot Hill solutions are certified to meet rigorous industry standards and military specifications, as well as RoHS and WEEE international environmental standards. Headquartered in Carlsbad, Calif., Dot Hill has offices and/or representatives in China, Germany, Israel, Japan, Netherlands, United Kingdom and the United States. For more information, visit us at http://www.dothill.com.
Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include statements regarding: continued diversification of Dot Hill’s revenue stream, the addition of new OEM customers, the transition of Dot Hill’s supply chain to lower cost providers, improvement of product margins and continued cost reductions.
The risks that contribute to the uncertain nature of the forward-looking statements include, among other things: the risk that the final financial results for the fourth quarter and full year 2006 as included in Dot Hill’s Annual Report on Form 10-K for the year ended December 31, 2006 may be different from the financial results reported in this press release, the fact that no Dot Hill customer agreements provide for mandatory minimum purchase requirements; the risk that one or more of Dot Hill’s OEM or other customers may cancel or reduce orders, not order as forecasted or terminate their agreements with Dot Hill; the risk that Dot Hill’s new products may not prove to be popular; the risk that one or more of Dot Hill’s suppliers or subcontractors may fail to perform or may terminate their agreements with Dot Hill; unforeseen technological, intellectual property, personnel or engineering issues; and the additional risks set forth in the forms 8-K, 10-K and 10-Q most recently filed by Dot Hill. All forward-looking statements contained in this press release speak only as of the date on which they were made. Dot Hill undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

DOT HILL SYSTEMS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2006	2005	2006
Net revenue	$56,275	$59,420	$233,799	$239,217
Cost of goods sold	44,447	54,728	180,196	202,561

Gross profit	11,828	4,692	53,603	36,656

Operating Expenses:
Sales and marketing	4,200	4,092	19,120	15,996
Research and development	7,293	6,476	23,628	36,529
General and administrative	4,378	3,814	12,933	18,119
Legal settlement	—	—	—	3,395

Total operating expenses	15,871	14,382	55,681	74,039

Operating loss	(4,043)	(9,690)	(2,078)	(37,383)

Other income (expense):
Interest income, net	1,205	1,402	3,394	5,505
Other income (expense), net	(9)	(21)	84	(9)

Total other income, net	1,196	1,381	3,478	5,496

Income (loss) before income taxes	(2,847)	(8,309)	1,400	(31,887)
Income tax expense (benefit)	(25,321)	776	(25,197)	48,885

Net income (loss)	$22,474	$(9,085)	$26,597	$(80,772)

Net income (loss) per share:
Basic	$0.51	$(0.20)	$0.61	$(1.80)

Diluted	$0.49	$(0.20)	$0.58	$(1.80)

Weighted average shares used to calculate net income (loss) per share:
Basic	44,125	44,990	43,903	44,757

Diluted	46,176	44,990	45,639	44,757

Comprehensive income (loss):
Net income (loss)	$22,474	$(9,085)	$26,597	$(80,772)
Foreign currency translation adjustments	63	(509)	255	(736)
Net unrealized gain on short-term investments	59	1	89	40

Comprehensive income (loss)	$22,596	$(9,593)	$26,941	$(81,468)

DOT HILL SYSTEMS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2005 AND 2006
(In Thousands Except Per Share Amounts)
(Unaudited)

	2005	2006
ASSETS
Current Assets:
Cash and cash equivalents	$108,803	$99,663
Short-term investments	13,431	—
Accounts receivable, net of allowance of $294 and $629	34,312	39,758
Inventories	2,804	2,210
Prepaid expenses and other	4,539	5,039
Deferred tax assets	5,762	—

Total current assets	169,651	146,670
Property and equipment, net	7,891	9,738
Goodwill	40,725	40,725
Other intangible assets, net	7,414	4,382
Deferred tax assets	41,379	—
Other assets	234	136

Total assets	$267,294	$201,651

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$25,732	$31,099
Accrued compensation	3,561	3,231
Accrued expenses	3,633	8,652
Deferred revenue	1,327	521
Income taxes payable	60	226
Restructuring accrual	45	—

Total current liabilities	34,358	43,729
Other long-term liabilities	885	2,010

Total liabilities	35,243	45,739

Commitments and Contingencies

Stockholders’ Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value, 100,000 shares authorized, 44,417 and 45,009 shares issued and outstanding at December 31, 2005 and December 31, 2006, respectively	44	45
Additional paid-in capital	285,377	290,705
Accumulated other comprehensive loss	(118)	(814)
Accumulated deficit	(53,252)	(134,024)

Total stockholders’ equity	232,051	155,912

Total liabilities and stockholders’ equity	$267,294	$201,651

DOT HILL SYSTEMS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2006	2005	2006
Cash Flows From Operating Activities:
Net income (loss)	$22,474	$(9,085)	$26,597	$(80,772)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	1,487	1,795	7,504	7,200
Loss on disposal of property and equipment	431	72	892	147
Provision for doubtful accounts	(1,529)	(58)	(560)	188
Stock-based compensation expense	(8)	609	—	3,327
Gain on sale of short-term investments	5	—	—	—
Deferred taxes	(25,300)	—	(25,300)	47,141
Other	(67)	—	(67)	—
Changes in operating assets and liabilities:
Accounts receivable	2,091	(3,227)	6,422	(5,234)
Inventories	12	155	785	612
Prepaid expenses and other assets	(546)	(482)	(1,598)	(344)
Accounts payable	2,816	1,969	(14,398)	4,259
Accrued compensation and expenses	452	2,970	(231)	4,757
Legal settlement payable	—	(1,475)	—	—
Deferred revenue	10	28	680	(961)
Income taxes payable	(227)	210	(470)	166
Restructuring accrual	(41)	—	(133)	(45)
Other long-term liabilities	552	(7)	600	1,145

Net cash provided by (used in) operating activities	2,612	(6,526)	723	(18,414)

Cash Flows From Investing Activities:
Purchases of property and equipment	(1,725)	(2,550)	(4,733)	(6,548)
Sales and maturities of short-term investments	21,220	1,249	71,852	23,824
Purchases of short-term investments	(1,300)	—	(26,500)	(10,337)
Purchase of patent license portfolio	(2,500)	—	(2,500)	—

Net cash provided by (used in) investing activities	15,695	(1,301)	38,119	6,939

Cash Flows From Financing Activities:
Proceeds from sale of stock to employees	—	—	1,040	1,055
Proceeds from exercise of stock options and warrants	1,043	170	1,781	947

Net cash provided by financing activities	1,043	170	2,821	2,002

Effect of Exchange Rate Changes on Cash	(548)	114	(356)	333

Net Increase (Decrease) in Cash and Cash Equivalents	18,802	(7,543)	41,307	(9,140)
Cash and Cash Equivalents, beginning of period	90,001	107,206	67,496	108,803

Cash and Cash Equivalents, end of period	$108,803	$99,663	$108,803	$99,663

Supplemental Disclosures of Cash Flow Information:
Construction in progress costs incurred but not paid	$115	$418	$885	$418

Deferred tax asset for stock-based compensation credited to equity	$—	$—	$5,455	$—

Reduction of goodwill resulting from the recognition of deferred tax assets	$—	$—	$16,386	$—

Cash paid for interest	$—	$—	$—	$—

Cash paid for income taxes	$(41)	$—	$499	$1,482

DOT HILL SYSTEMS CORP. AND SUBSIDIARIES
RECONCILIATION TABLE OF NON-GAAP MEASURES
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months
	Ended	Net Loss per Share*		Weighted Average Shares
	September 30, 2006	Diluted	Basic	Diluted	Basic
Net Loss as reported	$(60,086)	$(1.34)	$(1.34)	44,880	44,880

Effect of income tax charge to record allowance on U.S. deferred tax assets	47,141	1.05	1.05	44,880	44,880

Effect of revision to effective tax rate for fiscal year 2006	5,327	0.12	0.12	44,880	44,880

Net Loss as adjusted	$(7,618)	$(0.17)	$(0.17)	44,880	44,880

	Three Months
	Ended	Net Loss per Share*		Weighted Average Shares
	December 31, 2006	Diluted	Basic	Diluted	Basic
Net Loss as reported	$(9,085)	$(0.20)	$(0.20)	44,990	44,990

Effect of foreign income tax expense related to legal settlement	462	0.01	0.01	44,990	44,990

Net Loss as adjusted	$(8,623)	$(0.19)	$(0.19)	44,990	44,990

	Twelve Months
	Ended	Net Loss per Share*		Weighted Average Shares
	December 31, 2006	Diluted	Basic	Diluted	Basic
Net Loss as reported	$(80,772)	$(1.80)	$(1.80)	44,757	44,757

Effect of consulting agreement with former chief executive officer	600	0.01	0.01	44,757	44,757

Effect of acceleration of vesting of former chief executive officer’s stock options in connection with consulting agreement	650	0.01	0.01	44,757	44,757

Effect of legal settlement	3,395	0.08	0.08	44,757	44,757

Effect of income tax charge to record allowance on U.S. deferred tax assets	47,141	1.05	1.05	44,757	44,757

Effect of foreign income tax expense related to legal settlement	1,430	0.03	0.03	44,757	44,757

Net Loss as adjusted	$(27,556)	$(0.62)	$(0.62)	44,757	44,757

*	may not aggregate due to rounding

DOT HILL SYSTEMS CORP. AND SUBSIDIARIES
RECONCILIATION TABLE OF NON-GAAP MEASURES
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months
	Ended	Net Income (Loss) per Share*		Weighted Average Shares
	December 31, 2005	Diluted	Basic	Diluted	Basic
Net Income as reported	$22,474	$0.49	$0.51	46,176	44,125

Effect of U.S. deferred tax assets valuation allowance adjustment	(25,238)	(0.55)	(0.57)	46,176	44,125

Net Loss as adjusted	$(2,764)	$(0.06)	$(0.06)	44,125	44,125

	Twelve Months
	Ended	Net Income (Loss) per Share*		Weighted Average Shares
	December 31, 2005	Diluted	Basic	Diluted	Basic
Net Income as reported	$26,597	$0.58	$0.61	45,639	43,903

Effect of U.S. deferred tax asset valuation allowance adjustment	(25,238)	(0.55)	(0.57)	45,639	43,903

Net Income as adjusted	$1,359	$0.03	$0.03	45,639	43,903

*	may not aggregate due to rounding
###